UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2007, the Board of Directors of the Company approved and the Company entered into an agreement amending the performance-related vesting provisions of a stock option award agreement previously made with the Chairman of the Company’s Board of Directors, Gregory T. Barmore. Pursuant to the original option award agreement, dated November 18, 2005 (filed as Exhibit 10.2 to Form 8-K dated March 15, 2006), the Company awarded options (“Options”) to purchase 40,000 shares of ICO, Inc. common stock (“Shares”) to Mr. Barmore, with vesting based on service and/or performance conditions. The vesting of 15,000 of these Options is conditioned upon the Company’s actual performance vs. target on three performance measurements during the fiscal year ending September 30, 2007 (“Fiscal Year 2007”). The amendment to the referenced stock option award agreement, filed as Exhibit 10.1 hereto, amends the performance measurements for the vesting of 10,000 of the 15,000 Options granted to Mr. Barmore that vest based on Fiscal Year 2007 actual performance. The performance measurements applicable to the vesting of the 10,000 referenced Options are more challenging than the performance measurements set forth in the original stock option award agreement.

On January 25, 2007, the Board of Directors of the Company approved and the Company entered into an agreement amending the performance-related vesting provisions of a stock option award agreement previously made with the Company’s Chief Executive Officer and President, A John Knapp, Jr.  Pursuant to the original option award agreement, dated November 18, 2005 (filed as Exhibit 10.16 to Form 10-K dated December 8, 2005), the Company awarded Options to purchase 240,000 Shares to Mr. Knapp, with vesting based on service and/or performance conditions. The vesting of 90,000 of these Options is conditioned upon the Company’s actual performance vs. target on three performance measurements during Fiscal Year 2007. The amendment to the referenced stock option award agreement, filed as Exhibit 10.2 hereto, amends the performance measurements for the vesting of 60,000 of the 90,000 Options awarded to Mr. Knapp that vest based on Fiscal Year 2007 actual performance. The performance measurements applicable to the vesting of the 60,000 referenced Options are more challenging than the performance measurements set forth in the original stock option award agreement.

On January 25, 2007, the Company entered into the Third Amendment to Second Amended and Restated Employment Agreement (“Amendment”) with Jon C. Biro, the Company’s Chief Financial Officer and Treasurer. The Amendment includes provisions for an increase in Mr. Biro’s annual base salary to $250,480 (from $235,000) and eliminates Mr. Biro’s vehicle allowance (previously a $15,480 annual benefit), effective as of January 1, 2007. The Amendment also and sets forth the performance-related incentive compensation (cash bonus) plan for fiscal year 2007 for Mr. Biro.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

10.1	First Amendment to Stock Option Agreement, between ICO, Inc. and Gregory T. Barmore, dated January 25, 2007
10.2	First Amendment to Stock Option Agreement, between ICO, Inc. and A. John Knapp, Jr., dated January 25, 2007
10.3	Third Amendment to Second Amended and Restated Employment Agreement between
ICO, Inc. and Jon C. Biro, dated January 25, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: January 31, 2007	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer